UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2004

Belden CDT Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Signatures

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2004, the Board of Directors of Belden CDT Inc. (the “Company”) approved the Company’s entering into an indemnification agreement with each director and reporting officer of the Company, those being: Bryan C. Cressey, C. Baker Cunningham, Lorne D. Bain, Lance C. Balk, Christopher I. Byrnes, Michael F.O. Harris, Glenn Kalnasy, Ferdinand C. Kuznik, John M. Monter, Bernard G. Rethore, Robert Canny, Robert Matz, D. Larrie Rose, Richard K. Reece, Cathy O. Staples, Stephen H. Johnson, Peter Sheehan and Kevin Bloomfield. The indemnification agreement provides, in essence, for indemnification against expenses, judgments, fines and settlements in connection with covered threatened or pending litigation, inquiries or investigations that arise out of the director’s or officer’s acts or omissions in his or her capacity as a director or officer of the Company or Belden Inc. On September 10, 2004, the agreements were circulated to each officer and director for execution. The Company plans to include each executed agreement as an exhibit to its third quarter 2004 Form 10-Q filing with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN CDT INC.
Date: September 16, 2004	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Vice President, Secretary and General Counsel